                                                                    Exhibit 23.3

The Board of Directors
First Maryland Bancorp:

We consent to incorporation by reference in this registration statement on Form S-3 of First Maryland Bancorp of our report dated February 13, 1995, relating to the consolidated statements of income, changes in stockholders' equity, and cash flows of First Maryland Bancorp and subsidiaries for the year ended December 31, 1994, which report appears in the December 31, 1996 annual report on Form 10-K of First Maryland Bancorp, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                               /s/ KPMG Peat Marwick LLP

Baltimore, Maryland
June 2, 1997